Exhibit 10.6

Execution Version

JOINDER AGREEMENT AND AMENDMENT NO. 2

JOINDER AGREEMENT AND AMENDMENT NO. 2, dated as of June 30, 2020 (this “Agreement”), by and among Crédit Agricole Corporate and Investment Bank (the “2020 Additional Revolving Credit Lender” and “2020 Letter of Credit Issuer”), Phoenix Guarantor Inc., a Delaware corporation (the “Borrower”), Phoenix Intermediate Holdings Inc., a Delaware corporation (“Holdings”) and Morgan Stanley Senior Funding, Inc., as the Administrative Agent.

RECITALS:

WHEREAS, reference is hereby made to the First Lien Credit Agreement, dated as of March 5, 2019 (as amended by the Technical Amendment, dated May 13, 2019, as supplemented by the Joinder Agreement, dated as of September 30, 2019, as amended by Amendment No. 1, dated as of January 30, 2020, and as otherwise amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”; the Credit Agreement as amended by this Agreement is referred to as the “Amended Credit Agreement”), among Holdings, the Borrower, the several lenders from time to time parties thereto, the Letter of Credit Issuers from time to time parties thereto and Morgan Stanley Senior Funding, Inc., as the Administrative Agent and the Collateral Agent (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement); and

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish Additional Revolving Credit Commitments by, among other things, entering into one or more Joinder Agreements with Additional Revolving Loan Lenders;

WHEREAS, the Borrower has notified the Administrative Agent that it is requesting, pursuant to Section 2.14 of the Credit Agreement the establishment of Additional Revolving Credit Commitments in the form of a separate letter of credit facility in an aggregate principal amount equal to $55,000,000 (the “Additional Revolving Credit Commitments”);

WHEREAS, pursuant to Section 2.14 of the Credit Agreement, the Borrower wishes to make certain other amendments to the Credit Agreement as are necessary to effect the establishment and provision of the Additional Revolving Credit Commitments, as described herein;

WHEREAS, 2020 Additional Revolving Credit Lender party hereto has agreed to provide Additional Revolving Credit Commitments on the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I. THE ADDITIONAL REVOLVING CREDIT COMMITMENTS

The 2020 Additional Revolving Credit Lender party hereto hereby agrees to commit to provide its respective Additional Revolving Credit Commitment as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth in this Agreement. The aggregate principal amount of the Additional Revolving Credit Commitments is $55,000,000.

The 2020 Additional Revolving Credit Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents and the schedules and exhibits attached thereto,

together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, any Letter of Credit Issuer or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent or the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as an Additional Revolving Loan Lender and a Lender; and (v) directs the Administrative Agent to execute this Agreement in accordance with Section 2.14(b) of the Credit Agreement.

The Borrower, the Administrative Agent and the 2020 Additional Revolving Credit Lender hereby agree that the Credit Agreement will be amended to provide for the Additional Revolving Credit Commitments as set forth in this Agreement upon the satisfaction (or waiver) by the 2020 Additional Revolving Credit Lender and the Administrative Agent of the Effective Date Conditions (as defined below).

The 2020 Additional Revolving Credit Lender hereby agrees to make its Additional Revolving Credit Commitment on the following terms and conditions:

1.

Terms Generally. Other than as set forth herein and in the Amended Credit Agreement (including, for the avoidance of doubt, with respect to the fact that the Additional Revolving Credit Commitments shall not benefit from the financial covenant set forth in Section 10.7 of the Amended Credit Agreement), for all purposes under the Amended Credit Agreement and the other Credit Documents (including this Agreement (unless the context dictates otherwise)), the Additional Revolving Credit Commitments shall have the same terms as the Initial Revolving Credit Commitments outstanding under the Credit Agreement immediately prior to the Effective Date (as amended as set forth in this Agreement) (and the related Revolving Credit Loans), but shall be designated and treated as a different Class of Revolving Credit Commitments and Revolving Loans than the Initial Revolving Credit Commitments and the related Revolving Credit Loans, including, for the avoidance of doubt, with respect to voting matters. All Additional Revolving Credit Commitments shall (i) constitute Obligations and have all of the benefits thereof; (ii) have terms, rights, remedies, privileges and protections set forth in the Amended Credit Agreement and each of the other Credit Documents; and (iii) be secured by the Liens granted (I) to the Collateral Agent for the benefit of the Secured Parties under the Security Documents and/or (II) to the Secured Parties in their capacity as such (or to any of them). For the avoidance of doubt, the Additional Revolving Credit Commitments shall rank equal in right of payment and of security with all other Commitments and Loans under the Amended Credit Agreement.

2.

Additional Revolving Loan Lenders. The 2020 Additional Revolving Credit Lender acknowledges and agrees that upon its execution of this Agreement and providing of Additional Revolving Credit Commitments, that such 2020 Additional Revolving Credit Lender shall become an “Additional Revolving Loan Lender”, an “Incremental Revolving Loan Lender”, a “Revolving Credit Lender” and a “Lender” under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of an Additional Revolving Loan Lender, an Incremental Revolving Loan Lender, a Revolving Credit Lender and a Lender thereunder.

3.

Credit Agreement Governs. Except as set forth in this Agreement, the Additional Revolving Credit Commitments shall otherwise be subject to the provisions of the Amended Credit Agreement and the other Credit Documents.

4.

Consents. In response to the 2020 Additional Revolving Credit Lender’s direction set forth in clause (v) in the second paragraph of this Article I above and pursuant to Section 2.14(b) of the Credit Agreement, the Administrative Agent hereby consents to each 2020 Additional Revolving Credit Lender.

ARTICLE II. AMENDMENTS

1.

Subject to the occurrence of (and concurrently with) the Effective Date, each of the 2020 Additional Revolving Credit Lender, the Borrower, each Letter of Credit Issuer and the Administrative Agent hereby consents to the amendments to the Credit Agreement made pursuant to the terms of this Agreement.

2.

Effective as of the Effective Date, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A hereto.

3.	Schedule 13.2 to the Credit Agreement is hereby amended and replaced in its entirety with the schedule attached as Exhibit B hereto.

ARTICLE III. OTHER TERMS OF THIS AGREEMENT

1.	Representations and Warranties. The Borrower hereby represents and warrants that:

(a)

this Agreement has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligations of the Borrower enforceable against it in accordance with its terms, except that the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity; and

(b)

the execution, delivery and performance by the Borrower of this Agreement is within the Borrower’s corporate powers, has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) except as would not reasonably be expected to result in a Material Adverse Effect, contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents or Permitted Liens) pursuant to, the terms of any Contractual Requirement) other than any such breach, default or Lien that would not reasonably be expected to result in a Material Adverse Effect or (c) violate any provision of the certificate of incorporation, by-laws, memorandum and articles of association or other organizational documents of the Borrower or any of the Restricted Subsidiaries.

2.

Borrower Certifications. By its execution of this Agreement, each undersigned officer of the Borrower, to the best of his or her knowledge, hereby certifies, solely in his or her capacity as an officer of the Borrower, and not in his or her individual capacity, that (the “Borrower Certifications”):

(a)	no Event of Default exists on the date hereof before and after giving effect to the Additional Revolving Credit Commitments contemplated hereby; and

(b)

all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects (provided that any such representations and warranties which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of the Effective Date after giving effect to this Agreement (except where such representations and warranties (other than the representations and warranties set forth in Sections 8.17 and 8.19 of the Amended Credit Agreement, each of which shall relate to the Effective Date (instead of the Closing Date)) expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (provided that any such representations and warranties which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects) as of such earlier date).

3.	Effective Date Conditions. This Agreement will become effective on the date (the “Effective Date”) on which each of the following conditions (the “Effective Date Conditions”) is satisfied:

(a)	The Administrative Agent shall have received from the Borrower and the 2020 Additional Revolving Credit Lender a counterpart of this Agreement signed on behalf of such party;

(b)

The Administrative Agent and the 2020 Additional Revolving Credit Lender shall have received the executed legal opinion of Simpson Thacher & Bartlett LLP, special New York counsel to the Borrower. The Borrower and the Administrative Agent hereby instruct such counsel to deliver such legal opinion;

(c)

The Borrower shall have paid all fees, reasonable costs and expenses (including, without limitation the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP) of the 2020 Additional Revolving Credit Lender and the Administrative Agent for which invoices have been presented prior to the Effective Date;

(d)

The Administrative Agent (or its counsel) shall have received a certificate of the Borrower, dated as of the Effective Date, substantially in the form of Exhibit E to the Credit Agreement, with appropriate insertions, executed by any Authorized Officer and the Secretary or any Assistant Secretary of the Borrower and attaching the documents referred to in clause (e) below.

(e)

The Administrative Agent shall have received, or an Authorized Officer of the Borrower shall certify that the applicable document previously provided to the Administrative Agent by the Borrower has not been amended since the date shown on the previously delivered applicable document, (i) a copy of the resolutions of the equity holders, board of directors or other managers (or a duly authorized committee thereof), as applicable, of the Borrower authorizing (a) the execution, delivery, and performance of this Agreement

(and any agreements relating thereto) and (b) the extensions of credit contemplated hereunder, (ii) the Certificate of Incorporation and By-Laws, Certificate of Formation and Operating Agreement or other comparable organizational documents, as applicable, of the Borrower, (iii) signature and incumbency certificates (or other comparable documents evidencing the same) of the Authorized Officers of the Borrower executing the Credit Documents to which it is a party and (iv) good standing certificates from the Governmental Authorities of the jurisdictions of organization of the Borrower dated the Effective Date or a recent date prior thereto;

(f)

The Administrative Agent shall have received a certificate of the Borrower certifying that after giving effect to the incurrence of the Additional Revolving Credit Commitments, the Borrower has not incurred Indebtedness pursuant to Section 2.14 and Section 10.1(x) of the Credit Agreement in excess of the Maximum Incremental Facilities Amount, calculated in accordance with the terms of the Credit Agreement;

(g)

The 2020 Additional Revolving Credit Lender shall have received prior to the Effective Date such documentation and other information about the Borrower and the Guarantors as shall have been reasonably requested in writing by such Lender and as required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act;

(h)

If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and the 2020 Additional Revolving Credit Lender has provided its electronic delivery requirements, such Lender requesting a certification regarding beneficial ownership in relation to the Borrower as required by the Beneficial Ownership Regulation (the “Beneficial Ownership Certification”) shall have received prior to the Effective Date, the Beneficial Ownership Certification in relation to the Borrower;

(i)	The Borrower Certifications are true and correct; and

(j)

The Administrative Agent shall have received a certificate from the Chief Executive Officer, President, the Chief Financial Officer, the Treasurer, the Vice President-Finance, a Director, a Manager or any other senior financial officer of the Borrower to the effect that after giving effect to the transactions contemplated by this Agreement, the Borrower on a consolidated basis with its Restricted Subsidiaries is Solvent.

4.	Notice. For purposes of the Amended Credit Agreement, the initial notice address of the 2020 Additional Revolving Credit Lender shall be as set forth below its signature below.

5.

Tax Forms. Delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as the 2020 Additional Revolving Credit Lender may be required to deliver to the Administrative Agent pursuant to Section 5.4(e) of the Credit Agreement.

6.

Recordation of the Additional Revolving Credit Commitments. Upon execution and delivery hereof, the Administrative Agent will record the Additional Revolving Credit Commitments provided by the 2020 Additional Revolving Credit Lender in the Register.

7.

Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

8.

Entire Agreement. This Agreement, the Amended Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

9.

GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Sections 13.13 and 13.15 of the Amended Credit Agreement are hereby incorporated into this Agreement mutatis mutandis.

10.

Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

11.

Counterparts. This Agreement may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

12.	Credit Documents. On and after the Effective Date, this Agreement shall constitute a “Credit Document” for all purposes of the Amended Credit Agreement and the other Credit Documents.

13.

Reaffirmation. The Borrower, on behalf of itself and each other Credit Party, hereby expressly acknowledges the terms of this Agreement and confirms and reaffirms, as of the date hereof, (i) the prior obligations, covenants, guarantees, pledges, grants of Liens and security interests and agreements or other commitments contained in each Credit Document to which a Credit Party is a party, including, in each case, such obligations, covenants, guarantees, pledges, grants of Liens and security interests and agreements or other commitments as in effect immediately after giving effect to this Agreement and the transactions contemplated hereby, (ii) each Credit Party’s guarantee of the Obligations (including, without limitation, the Additional Revolving Credit Commitments and the 2020 L/C Obligations (as defined in the Amended Credit Agreement)) under each Guarantee, as applicable, (iii) each Credit Party’s prior grant of Liens and security interests on the Collateral to secure the Obligations (including, without limitation, the Obligations with respect to the Additional Revolving Credit Commitments and the 2020 L/C Obligations) pursuant to the Security Documents and (iv) agrees that after giving effect to this Agreement and the transactions contemplated hereby (A) each Credit Document to which a Credit Party is a party is ratified and affirmed in all respects and shall continue to be in full force and effect and

(B) all guarantees, pledges, grants of Liens and security interests, covenants, agreements and other commitments by any Credit Party under the Credit Documents shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties and shall not be affected, impaired or discharged hereby or by the transactions contemplated in this Agreement.

14.

Effect of this Agreement. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Administrative Agent under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Agreement and all other Credit Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Credit Documents as in effect prior to the date hereof. Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Amended Credit Agreement or entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Credit Document in similar or different circumstances. This Agreement shall apply to and be effective only with respect to the provisions of the Amended Credit Agreement and the other Credit Documents specifically referred to herein.

15.

Fees. The Borrower hereby agrees to pay or cause to be paid to the 2020 Additional Revolving Credit Lender the fees in the amounts previously agreed in writing on or prior to the day immediately following the Effective Date.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as 2020 Additional Revolving Credit Lender and 2020 Letter of Credit Issuer

By:	/s/ Gary Herzog
	Name:	Gary Herzog
	Title:	Managing Director

By:	/s/ Kaye Ea
	Name:	Kaye Ea
	Title:	Managing Director

Notice Address:	****

Attention:	****
Telephone:	****
Facsimile:	****

[Signature Page to Joinder Agreement]

PHOENIX GUARANTOR INC, as the Borrower

By:	/s/ Steven S. Reed
	Name:	Steven S. Reed
	Title:	Vice President and Secretary

[Signature Page to Joinder Agreement]

Consented to by:

MORGAN STANLEY SENIOR FUNDING, INC., as the Administrative Agent

By:	/s/ Lisa Hanson
	Name:	Lisa Hanson
	Title:	Vice President

[Signature Page to Joinder Agreement]